EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-199843) and Form S-8 (333-213927, 333-193212, 333-188431) of Quintiles IMS Holdings, Inc. of our report dated February 19, 2016 relating to the financial statements of IMS Health Holdings, Inc., which appears in this Current Report on Form 8-K of Quintiles IMS Holdings, Inc.

/s/ PricewaterhouseCoopers LLP

New York, New York

May 24, 2017